SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [ ]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MYSTIC FINANCIAL, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

Mystic Financial, Inc.

                                                         September 12, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Mystic Financial, Inc., the holding company for Medford Co-operative Bank, Medford, Massachusetts, which will be held on October 22, 2003 at the offices of Medford Co-operative Bank, 201 Salem Street, Medford, Massachusetts, at 10:00 a.m., Eastern Time (the "Annual Meeting").

      The attached Notice of the 2003 Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual
Meeting. Directors and officers of Mystic Financial will be present at the Annual Meeting to report on the business of Mystic Financial and Medford Co-operative Bank and to answer questions.

      The Board of Directors of Mystic Financial has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Mystic Financial and its stockholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you are unable to attend.

      On behalf of the Board of Directors and the employees of Mystic Financial and Medford Co-operative Bank, we thank you for your continued support.

                                       Sincerely yours,

                                       /s/ John J. McGlynn

                                       John J. McGlynn
                                       Chairman of the Board

                           MYSTIC FINANCIAL, INC.
                               60 HIGH STREET
                        MEDFORD, MASSACHUSETTS 02155
                               (781) 395-2800

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD OCTOBER 22, 2003

      At the 2003 Annual Meeting, we will ask you to:

      * Elect two directors to serve for a term of three years. The following two directors are the Nominating Committee's nominees:

            *   Ralph W. Dunham        *   John J. McGlynn

      * Ratify the appointment of Wolf & Company, P.C. as our independent auditors for the fiscal year ending June 30, 2004; and

      * Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a stockholder of Mystic Financial at the close of business on September 5, 2003, the record date.

                                       By Order of the Board of Directors,

                                       /s/ John M. O'Donnell

                                       John M. O'Donnell
                                       Secretary

Medford, Massachusetts
September 12, 2003

===========================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
===========================================================================

                             GENERAL INFORMATION

General

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting.

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about September 12, 2003 to all stockholders entitled to vote. If you owned Mystic Financial's common stock at the close of business on September 5, 2003, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,542,810 shares of common stock outstanding.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the election of directors.

Voting Rights

      You are entitled to one vote at the Annual Meeting for each share of Mystic Financial's common stock that you owned at the close of business on September 5, 2003. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1:          The two nominees for director who receive the most
Elect Two            votes will be elected. So, if you do not vote for a
Directors            nominee, or you indicate "withhold authority" for any
                     nominee on your proxy card, your vote will not count
                     "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2:          The affirmative vote of a majority of the shares
Ratify Appointment   Auditors present in person or by proxy at the Annual
of Independent       Meeting and entitled to vote on this proposal is
                     required to ratify the appointment of Wolf & Company, P.C. as Mystic Financial's independent auditors. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

      If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

* Proposal 1: Elect Two Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

* Proposal 2: Ratify Appointment of Independent Auditors. A broker non-vote would have no effect on the outcome of this proposal.

Revoking Your Proxy

      You may revoke your proxy at any time before it is exercised by:

* Filing with the Secretary of Mystic Financial a letter revoking the proxy;
*     Submitting another signed proxy with a later date; or
* Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of Mystic Financial prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Mystic Financial.

Solicitation of Proxies

      Mystic Financial will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Mystic Financial and Medford Co-operative Bank may solicit proxies by: mail, telephone and other forms of communication. We will also reimburse persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, for the expenses that incur in forwarding the proxy materials to and obtaining proxies from such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, which firm will be paid a fee of $2,500, plus out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners

      The following table contains common stock ownership information for persons known to Mystic Financial to "beneficially own" 5% or more of Mystic Financial's common stock as of September 5, 2003. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as by exercising stock options) after September 5, 2003, the record date to vote at the annual meeting of stockholders. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the U.S. Securities and Exchange Commission (the "SEC") and with Mystic Financial. In this Proxy Statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The beneficial ownership disclosed in the following table and the accompanying footnote have been adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003.


                                                                        Percent of
                                                                          Shares
                                                         Amount of      of Common
                           Name and Address              Beneficial       Stock
Title of Class            of Beneficial Owner            Ownership     Outstanding
--------------    -----------------------------------    ----------    -----------

Common Stock,     Mystic Financial, Inc.                 224,359(1)       14.5%
$.01 par value    Employee Stock Ownership Plan Trust
                  GreatBanc Trust Company
                  1301 W. 22nd Street, Suite 800
                  Oak Brook, Illinois 60523

Common Stock,     Robert H. Surabian                      84,766           5.5%
$.01 par value    35 Hollywood Road
                  Winchester, MA  01890

-------------------
<F1>  The Mystic Financial, Inc. Employee Stock Ownership Plan ("ESOP") is
      administered by the Compensation Committee of Mystic Financial's Board of Directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which GreatBanc Trust Company, serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Mystic Financial, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees participating in the ESOP over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of common stock held in the ESOP Trust allocated to participants' accounts in accordance with instructions received from the participants. As of June 30, 2003, 103,485 shares have been allocated to the accounts of the ESOP participants.

Security Ownership of Management

      The following table shows the number of shares of Mystic Financial's common stock beneficially owned by each director, executive officer and each person named in the summary compensation table, and all such persons as a group, as of September 5, 2003. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. The beneficial ownership disclosed in the following table and the accompanying footnotes have been adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003.


                                                                             Percent of
                                                                          Amount and Nature of        Common
                                                Position with                  Beneficial              Stock
                Name                          Mystic Financial**         Ownership(1)(2)(3)(4)    Outstanding(5)
------------------------------------    -----------------------------    ---------------------    -------------

Julie Bernardin                         Director                               17,381(6)              1.12%
Thomas G. Burke                         Senior Vice President and              19,599(7)              1.27%
                                        Commercial Loan Officer of
                                        Medford Co-operative Bank
Frederick N. Dello Russo                Director                               31,068(8)              2.00%
Ralph W. Dunham                         Director, President and                57,338(9)              3.64%
                                        Chief Executive Officer
John A. Hackett                         Director                               22,461(10)             1.45%
Robert S. Kaminer                       Senior Vice President and               7,865                   *
                                        Commercial Loan Officer of
                                        Medford Co-operative Bank
Richard M. Kazanjian                    Director                               19,046(11)             1.23%
John W. Maloney                         Director                               55,600(12)             3.59%
John J. McGlynn                         Chairman of the Board                  31,243(13)             2.01%
John M. O'Donnell                       Executive Vice President and           19,870(14)             1.29%
                                        Secretary of Mystic Financial
Anthony J. Patti                        Senior Vice President,                  5,565(15)               *
                                        Chief Financial Officer and
                                        Treasurer of Mystic Financial
Lorraine P. Silva                       Director                               37,533(16)             2.42%
All directors, executive officers as                                          445,443(17)            27.08%
 a group and each person named in
 compensation on table (12 persons)
                                                  (Footnotes to the table continue on the next page)

--------------------
*     Less than 1% of common stock outstanding.
** Titles are for both Mystic Financial and Medford Co-operative Bank, except where indicated.
<F1>  See "Principal Stockholders of Mystic Financial" for a definition of
      "beneficial ownership."
<F2>  Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after September 5, 2003 voting record date, pursuant to the exercise of stock options, as follows: Ms. Bernardin - 8,984, Messrs. Burke - 1,575, Dello Russo - 8,984, Dunham - 30,803, Hackett
      - 8,984, Kaminer - 3,360, Kazanjian - 8,984, Maloney - 8,984, McGlynn
      - 8,984, O'Donnell - 3,150, Patti - 525 and Ms. Silva - 8,984.
<F3>  Includes restricted stock awards to outside directors and named executive officers under the Mystic Financial, Inc. 1999 Recognition and Retention Plan ("RRP") as follows: Ms. Bernardin - 4,870, Messrs. Burke - 3,150, Dello Russo - 2,310, Dunham - 16,976, Hackett
      - 5,220, Kaminer - 1,050, Kazanjian - 5,220, Maloney - 2,310, McGlynn
      - 5,220, O'Donnell - 6,300, Patti - 2,205, and Ms. Silva - 5,220.
      Each recipient of a restricted stock award has sole voting power, but no investment power except in limited circumstances, over the common stock covered by the award.
<F4>  The figures shown above include shares held in trust pursuant to the
      ESOP that have been allocated as of June 30, 2003 to individual accounts as follows: Mr. Dunham - 6,566 shares, Mr. O'Donnell - 6,220 shares, Mr. Burke - 6,474 shares, and Mr. Kaminer - 3,455. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares.
<F5>  Percentages with respect to each person or group of persons have been calculated based on 1,542,810 shares of common stock, the total number of shares of common stock outstanding as of September 5, 2003, plus shares of common stock which such persons or group of persons has the right to acquire within 60 days of September 5, 2003, by the exercise of stock options.
<F6>  Includes 2,652 shares held in Ms. Bernardin's individual retirement account ("IRA").
<F7>  Includes 4,200 shares held in Mr. Burke's IRA and 2,625 shares held jointly with his spouse.




<F8>  Includes 13,475 shares jointly owed with Mr. Dello Russo's spouse and
      6,300 shares held in his employer's profit sharing plan.
<F9>  Includes 1,734 shares held in Mr. Dunham's IRA and 210 shares held by
      Mr. Dunham as custodian for his two children.
<F10> Includes 2,888 shares held in Mr. Hackett's IRA, 3,003 shares held in his spouse's IRA, and 2,366 shares jointly held with his spouse.
<F11> Includes 444 shares jointly owned by Mr. Kazanjian and his spouse and
      8 shares held by his spouse.
<F12> Includes 35,276 shares held in Mr. Maloney's employer's profit sharing plan and 8,925 held by the William Maloney Foundation.
<F13> Includes 14,982 shares jointly owned by Mr. McGlynn and his spouse and 2,057 shares owned by Mr. McGlynn's spouse.
<F14> Includes 1,050 shares jointly owned by Mr. O'Donnell and his spouse and 3,150 shares held in his spouse's IRA.
<F15> Includes 1,575 shares held in Mr. Patti's IRA.
<F16> Includes 1,722 shares held in the Lorraine P. Silva Trust.
<F17> The amount of shares for all directors and executive officers as a group includes 120,874 shares held by the ESOP Trust that have not been allocated to eligible participants as of June 30, 2003, over which the Compensation Committee (consisting of Mr. Hackett, Mr. McGlynn and Ms. Silva) may be deemed to have sole "investment power," thereby causing each committee member to be deemed a beneficial owner. Each committee member disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee with respect to the unallocated shares held in the ESOP Trust.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                        -----------------------------

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

                        -----------------------------

General

      The Nominating Committee has nominated two persons for election as directors at the Annual Meeting. Each of the nominees is currently serving on Mystic Financial's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2006, or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors


                                                                    Position(s) Held with
                                      Director      Term             Mystic Financial and
Nominees                    Age(1)    Since(2)    Expires         Medford Co-operative Bank
--------                    ------    --------    -------         -------------------------

Ralph W. Dunham               47        2001        2003             Director, President
                                                                 and Chief Executive Officer
John J. McGlynn               81        1966        2003     Director and Chairman of the Board

Continuing Directors
--------------------
Julie Bernardin               60        1994        2004                  Director
John A. Hackett               63        1983        2004                  Director
Lorraine P. Silva             72        1983        2004                  Director
Frederick N. Dello Russo      59        1998        2005                  Director
Richard M. Kazanjian          67        1984        2005                  Director
John W. Maloney               63        1998        2005                  Director

-------------------
<F1>  As of June 30, 2003.
<F2>  Includes service as a director with Medford Co-operative Bank prior to Mystic Financial's incorporation in 1997.

      The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

      Ralph W. Dunham was named President and Chief Executive Officer of Mystic Financial, Inc. and Medford Co-operative Bank on June 1, 2001. He had served as Executive Vice President, Chief Financial Officer, and Treasurer of Mystic Financial since 1997. He also served as Executive Vice President of Medford Co-operative Bank since 1997 and the Chief Financial Officer since 1988. Mr. Dunham is an attorney and certified public accountant.

      John J. McGlynn is the Director of Special Projects for the Middlesex Sheriff's Department which involves locating properties for the establishment of community counseling centers. Mr. McGlynn is also the retired Commissioner of the Public Employee Retirement Administration for the Commonwealth of Massachusetts in which he was responsible for the regulation of all the retirement systems in the Commonwealth, municipal, state, teachers, counties and authorities. Mr. McGlynn is a former member of the Pension Reserves Investment Management Board, an eight member board which oversaw the investments of $7.7 billion in reserve pension funds.

Continuing Directors

      Julie Bernardin, M.Ed. is the principal of JB Consulting, Medford, Massachusetts, a sole proprietorship for fifteen years. She is a coach for executives, small businesses and career changers. She is also a national trainer and facilitator for public and private sector clients.

      John A. Hackett is the President and owner of J.J. Ruddy Insurance Agency, Inc., a ninety four year old, four generation family business in Medford, Massachusetts, which he has owned since 1962.

      Lorraine P. Silva was employed by Medford Co-operative Bank for 28 years and has been retired since 1988. Ms. Silva serves as Clerk of Medford Co-operative Bank, a position she has held since 1983.

      Frederick N. Dello Russo has been the owner and operator of Dello Russo Funeral Services, Inc., Medford, Massachusetts since 1978 and the owner and operator of McLaughlin-Dello Russo Funeral Home, Woburn, Massachusetts since 1995.

      Richard M. Kazanjian is a Principal of Consolidated Realty Trust, Medford, Massachusetts.

      John W. Maloney is the owner and treasurer of Arlex Oil Corporation, Lexington, Massachusetts, which has been in the business of heating homes and businesses for over 65 years. Mr. Maloney is also the treasurer of C&W Transportation and Interstate Gas and Oil Corp. In addition, he is a director and the treasurer of Hayden Recreation Center.

===========================================================================
       The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
===========================================================================

                        -----------------------------

                                 PROPOSAL 2

                        RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS

                        -----------------------------

      The Audit Committee has appointed Wolf & Company, P.C. as independent auditors for Mystic Financial for the fiscal year ending June 30, 2004, and we are asking stockholders to ratify the appointment. A representative of Wolf & Company, P.C. is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

===========================================================================
       The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Wolf & Company, P.C.
                as independent auditors for Mystic Financial.
===========================================================================

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      Mystic Financial's Board of Directors currently consists of eight members. Mystic Financial's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of two directors expire at the Annual Meeting.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Mystic Financial. Mystic Financial's executive officers and management oversee the day-to-day operations of Mystic Financial. The directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. The directors also discuss business and other matters with the Chairman of the Board and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      Mystic Financial's Board of Directors held 12 regular meetings and no special meetings during the fiscal year ended June 30, 2003. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Corporate Governance

      Mystic Financial and Medford Co-operative Bank are committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. As discussed in more detail below, we believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives will comply fully with the reform proposals made by The Nasdaq Stock Market. The Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

Code of Ethics

      The Board has adopted a Code of Ethics and Conflicts of Interest Policy that applies to each of our directors, officers and employees. The Code of Ethics sets forth our policies and expectations on a number of topics, including:

      *     acceptance of gifts;

      * financial responsibility regarding both personal and business affairs, including loans or other transactions with Medford Co-operative Bank;

      * personal conduct, including ethical behavior and outside employment and other activities;

      * affiliated transactions, including separate identities and usurpation of corporate opportunities;

      *     preservation and accuracy of Company and Bank records;

      *     compliance with laws, including insider trading compliance;

      * preservation of confidential information relating to our business and that of our clients;

      *     conflicts of interest;

      * the safeguarding and proper use of our assets and institutional property;

      *     code administration and enforcement;

      *     reporting, investigating and resolving of all code violations;
            and

      * code-related training, certification of compliance and maintenance of code-related records.

The Audit Committee will review the Code of Ethics on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate. The Code of Ethics is posted on our website.

Code of Ethics for Senior Financial Officers

      The Board has adopted a Code of Ethics for Senior Financial Officers that applies to each of our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics for Senior Financial Officers sets forth our policies and expectations on a number of topics, including:

      * personal conduct, including ethical behavior and personal integrity;

      *     conflicts of interest;

      *     compliance with laws, rules and regulations;

      *     preservation of confidential information;

      *     proper use of corporate assets and opportunities; and

      *     compliance and compliance monitoring.

The Audit Committee will review the Code of Ethics for Senior Financial Officers on a regular basis, and propose or adopt additions or amendments to the Code of Ethics for Senior Financial Officers as appropriate. The Code of Ethics for Senior Financial Officers is posted on our website.

Independent Directors

      The Nasdaq Stock Market's proposed rules include a requirement that a majority of directors of Nasdaq Stock Market-listed companies be "independent." For a director to be "independent" under the Nasdaq Stock Market's proposed rules, the director must not be an officer or employee of Mystic Financial or any of its subsidiaries, and must not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Stock Market's proposed rules also expressly provide that the following persons cannot be considered independent:

      * a director who is, or during the past three years was, employed by Mystic Financial or by any subsidiary of Mystic Financial;

      * a director who accepts or who has a family member who accepts any payments from Mystic Financial or any subsidiary of Mystic Financial in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than compensation for board service, payments arising solely from investments in Mystic Financial's securities, compensation paid to a family member who is an employee of Mystic Financial or a subsidiary of Mystic Financial (but not if such person is an executive officer of Mystic Financial or any subsidiary of Mystic Financial), benefits under a tax-qualified retirement plan, or non-discretionary compensation;

      * a director who is a family member of an individual who is, or during the past three years was, employed by Mystic Financial or by any subsidiary of Mystic Financial as an executive officer;

      * a director who is a partner in, or a controlling stockholder or an executive officer of, any organization to which Mystic Financial made, or from which Mystic Financial received, payments (other than those arising solely from investments in Mystic Financial's securities) that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

      * a director of Mystic Financial who is employed as an executive officer of another entity where any of the officers of Mystic Financial serve on the compensation committee of such other entity, or if such relationship existed during the past three years; or

      * a director who is or was a partner or employee of Mystic Financial's outside auditor, and worked on Mystic Financial's audit during the past three years.

      The Board of Directors has determined that all seven of the Board's current non-management members, a majority of the board, are "independent" directors for the purposes of the Nasdaq Stock Market's proposed rules.

      Consistent with the Nasdaq Stock Market's proposed rules, independent directors meet in regularly scheduled executive sessions without non-independent directors. The independent directors have selected John J. McGlynn, Chairman of the Board of Directors, to serve as the presiding director at the executive sessions for the 2004 fiscal year. The presiding director will take a lead role in the Board's self-evaluation process.

      The Nasdaq Stock Market's proposed rules, as well as recently adopted SEC rules, impose additional independence requirements for all members of the Audit Committee. The Nasdaq Stock Market's proposed rules add to the "independence" requirement for audit committee membership the requirement that directors (1) not own or control 20% or more of the issuer's voting securities, and (2) be able to read and understand fundamental financial statements, including Mystic Financial's balance sheet, income statement, and cash flow statement. The Board of Directors believes that the current members of the Audit Committee meet these additional standards for independence. Furthermore, the Nasdaq Stock Market proposed rules require that Mystic Financial must certify that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      In addition, the rules recently adopted by the SEC for determining whether an audit committee member is "independent" set forth two basic criteria. First, audit committee members would be barred from accepting-directly or indirectly- any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member's capacity as a member of the board of directors and any board committee. The SEC indicated that payments for services to law firms, accounting firms, consulting firms, investment banks or similar entities in which audit committee members are partners or hold similar positions are the kinds of compensatory payments that were intended to be precluded. The second basic criterion for determining independence provides that a member of an audit committee of a company may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. For this purpose, designees of affiliated persons are also disqualified.

Committees of the Board

      The Board of Directors of Mystic Financial has established the following committees:

EXECUTIVE      The Executive Committee provides advice and recommendations
COMMITTEE      to the Board and considers strategic planning and industry issues.

               Directors Kazanjian (Chairperson), Hackett, Maloney and McGlynn serve as members of the committee. All members of the committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Executive Committee met 11 times in the 2003 fiscal year.

NOMINATING     The Nominating and Corporate Governance Committee
AND            formulates our corporate governance guidelines and
CORPORATE      determines the qualification and independence of
GOVERNANCE     directors and committee members.  The Nominating and
COMMITTEE      Corporate Governance Committee also considers nominees for election as directors, including written stockholder(s) nominations that comply with the notice procedures set forth in Mystic Financial's Bylaws. A copy of the Nominating and Corporate Governance Committee Charter is available on our web site.

               Directors Hackett (Chairperson), Bernardin, and McGlynn serve as members of the committee. All members of the committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee met one time in the 2003 fiscal year.

COMPENSATION   The Compensation Committee advises the Board in areas of
COMMITTEE      employee salaries and benefits and directors' compensation.
               The Committee is responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees.

               Directors Hackett (Chairperson), McGlynn and Silva serve as members of the committee. All members of the committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Compensation Committee met five times in the 2003 fiscal year.

AUDIT          The Audit Committee oversees and monitors Mystic Financial's
COMMITTEE      financial reporting process and internal control system,
               reviews and evaluates the audit performed by Mystic
               Financial's outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement.

               Directors Silva (Chairperson), Bernardin, Dello Russo, and Kazanjian serve as members of the committee. All members of the committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Audit Committee met 19 times in the 2003 fiscal year.

               The Board does not believe that any current member of the Audit Committee qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules. Although the Board believes that its current Audit Committee members are well-qualified to carry out their duties, the Nominating and Corporate Governance Committee has commenced a search to identify an additional director who would qualify as an "Audit Committee Financial Expert." Mystic Financial expects that such a director will be appointed to the Board during the 2004 fiscal year and will be nominated for election to the Board at the 2004 Annual Meeting of Stockholders.

Audit Committee Report

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

      During 2003, the Audit Committee of Mystic Financial's Board held 19 formal meetings. It also met periodically throughout the year to discuss matters consistent with its duties. The Audit Committee's membership was comprised of Directors Silva (Chairperson), Bernardin, Dello Russo, and Kazanjian.

      During 2003, each member of Mystic Financial's Audit Committee was independent as defined under the Nasdaq Stock Market listing standards. Mystic Financial's Audit Committee operates under a written charter approved by the Board.

      Mystic Financial's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. The primary duties and responsibilities of Mystic Financial's Audit Committee are to:
(1) serve as an independent and objective party to monitor Mystic Financial's financial reporting process and internal control systems; (2) review and appraise the audit efforts of Mystic Financial's independent auditors and internal audit department; (3) evaluate Mystic Financial's quarterly financial performance, as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

      Mystic Financial's Audit Committee has reviewed and discussed the audited financial statements of Mystic Financial for the fiscal year ended June 30, 2003 with Mystic Financial's management and Wolf & Company, P.C. Mystic Financial's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Wolf & Company, P.C.

      Fees for the fiscal year ended June 30, 2003 to Wolf & Company, P.C. consist of the following:


      Audit Fees
      ----------
      Audit fees, including quarterly reviews                $ 82,000

      Financial Information Systems Design and
      Implementation Fees
      -------------------
      None                                                   $      -

      All Other Fees
      --------------
      Audit-Related Fees                                     $      -
      Other Non-Audit Services
      Tax Compliance                                         $ 24,000
                                                             --------
      TOTAL FEES RECEIVED                                    $106,000
                                                             ========

      The Committee reviewed with Mystic Financial's internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of Mystic Financial's and Medford Co-operative Bank's internal controls and the overall quality of Mystic Financial's and Medford Co-operative Bank's financial reporting process.

      The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements.

      The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of Mystic Financial as of and for the year ended June 30, 2003, with management and the independent accountants. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

      Mystic Financial's Audit Committee has also received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of Wolf & Company, P.C. and considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, Mystic Financial's Audit Committee has recommended to the Board that Mystic Financial's audited financial statements be included in Mystic Financial's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the SEC. A representative of Wolf & Company, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if she or he so desires. Mystic Financial's Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board concurred in such recommendation.

                                 Audit Committee of Mystic Financial, Inc.
                                 Lorraine P. Silva (Chairperson)
                                 Julie Bernardin
                                 Frederick N. Dello Russo
                                 Richard M. Kazanjian

Directors' Compensation

      Director's Fees. Currently, each director of Medford Co-operative Bank receives the following fees:

*     fees of $600 per Board meeting attended;
*     committee fees ranging from $200 to $1,075 per month;
*     fees of $700 per month as a retainer.

      The Chairman of the Board also receives an additional $12,000 annual retainer. Total directors' meeting and committee fees for fiscal 2003 were $264,320. Directors of Mystic Financial do not receive compensation for their services as such but participate in Mystic Financial's stock option plan and restricted stock plan.

      Retirement Plan for Non-Employee Directors. Mystic Financial has established a retirement plan for all non-employee directors of Mystic Financial effective as of November 8, 2000, administered by the Compensation Committee of the Board of Directors of Mystic Financial. This plan provides for a lump sum payment equal to three times each director's annual compensation received from Medford Co-operative Bank for service as a member of the Board of Directors in the event of the director's termination of service as a director due to death, disability, retirement after attaining age 75, or for any reason other than cause (as defined in this plan) following or within one year prior to a change of control. For purposes of this plan, a change of control means: (i) a corporate reorganization, consolidation or merger in which Mystic Financial (or Medford Co-operative Bank) is not surviving entity; (ii) substantially all of Mystic Financial's (or Medford Co-operative Bank's) assets are acquired or 25% beneficial ownership of voting securities are acquired by unrelated party; (iii) liquidation or dissolution of Mystic Financial (or Medford Co-operative Bank) is approved; or (iv) change in the majority of the Board of Directors of Mystic Financial (or Medford Co-operative Bank) occurs.

Executive Officers

      The following individuals are executive officers of Mystic Financial and Medford Co-operative Bank and hold the offices set forth opposite their names.


Name                 Positions Held with Mystic Financial and Medford Co-operative Bank
----                 ------------------------------------------------------------------

Ralph W. Dunham      President and Chief Executive Officer
John M. O'Donnell    Executive Vice President of Mystic Financial and Medford Co-operative
                     Bank and Secretary of Mystic Financial
Anthony J. Patti     Senior Vice President and Chief Financial Officer of Mystic Financial
                     and Medford Co-operative Bank and Treasurer of Mystic Financial

      The Board of Directors elects the executive officers of Mystic Financial and Medford Co-operative Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. Mystic Financial has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "-Employment Agreements."

      Biographical information of executive officers of Mystic Financial and Medford Co-operative Bank who are not directors is set forth below.

      John M. O'Donnell, age 43, has served as Executive Vice President and Secretary of Mystic Financial since June 2001. Prior to that he served as Senior Vice President and Commercial Loan Officer of Medford Co-operative Bank, positions he had held since December 1998. He joined Medford Co-operative Bank in 1996 as Vice President, Commercial Loan Officer. Prior to joining Medford Co-operative Bank, Mr. O'Donnell was employed at Depositors Trust Company and Co-operative Bank of Concord from 1986 to 1996 as Senior Vice President of Lending.

      Anthony J. Patti, age 48, has served as a Senior Vice President and Chief Financial Officer of Mystic Financial and Medford Co-operative Bank and Treasurer of Mystic Financial since February 2002. Prior to that, Mr. Patti served nine years as the Executive Vice President and Chief Financial Officer of Revere Federal Savings Bank and from its inception in 1998 to 2001, held the same positions with its holding company, RFS Bancorp, Inc. Mr. Patti also served as an Operations Specialist for the Resolution Trust Corporation. He has also been employed by the Home Owners Savings Bank, F.S.B., located in Boston, Massachusetts, where he served as a First Vice President and Comptroller and by Andover Savings Bank, Andover, Massachusetts, where he served as Comptroller.

Executive Compensation

      The following table sets forth the compensation paid by Mystic Financial and Medford Co-operative Bank for services rendered in all capacities during the fiscal years ended June 30, 2003, 2002 and 2001 to Messrs. Dunham, O'Donnell, Patti, Burke and Kaminer. No other officer during the fiscal year ended June 30, 2003 earned salary plus bonus in excess of $100,000 for fiscal 2003.

                         Summary Compensation Table


                                                                                         Long Term Compensation
                                                                              ---------------------------------------------
                                                Annual Compensation                  Awards                  Payouts
                                        -----------------------------------   --------------------   ----------------------
                                                                   Other      Restricted
                                                                  Annual        Stock                 LTIP      All Other
      Name and Principal                                       Compensation     Awards     Options   Payouts   Compensation
           Positions             Year   Salary($)   Bonus($)      ($)(1)        ($)(2)       (#)       ($)        ($)(3)
------------------------------   ----   ---------   --------   ------------   ----------   -------   -------   ------------

Ralph W. Dunham, President and   2003    $201,635    $35,000        -           $     -         -     $    -      $21,020
Chief Executive Officer          2002    $165,000    $25,000        -           $     -         -     $    -      $24,138
                                 2001    $119,436    $13,000        -           $21,945         -     $    -      $21,825

John M. O'Donnell, Executive     2003    $164,423    $25,000        -           $     -         -     $    -      $18,073
Vice President                   2002    $135,000    $12,000        -           $     -         -     $    -      $22,649
                                 2001    $106,038    $10,000        -           $43,890         -     $    -      $20,068

Anthony J. Patti, Senior Vice    2003    $113,847    $12,000        -           $36,498     1,575     $    -      $ 1,475
President and Chief Financial    2002    $ 42,308    $     -        -           $     -         -     $    -      $     -
Officer(4)

Thomas G. Burke, Senior Vice     2003    $118,450    $ 8,000        -           $     -         -     $    -      $17,131
President and Commercial         2002    $116,725    $10,000        -           $     -         -     $    -      $22,776
Loan Officer                     2001    $115,000    $10,000        -           $     -         -     $    -      $20,778

Robert S. Kaminer, Senior Vice   2003    $ 95,150    $ 8,000        -           $     -         -     $    -      $16,432
President and Commercial         2002    $ 93,765    $ 6,000        -           $     -         -     $    -      $17,761
Loan Officer                     2001    $ 89,664    $ 4,500        -           $     -         -     $    -      $15,209

-------------------
<F1>  Mystic Financial and Medford Co-operative Bank provide certain executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Mystic Financial and Medford Co-operative Bank believe that the aggregate value of these benefits for 2003 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.

<F2>  Pursuant to the RRP, Mr. Dunham and O'Donnell were awarded 1,575 and
      3,150 shares of restricted stock (as adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003), respectively on April 10, 2001 which, in the case of Mr. Dunham, will vest with respect to 33% of the shares immediately and with respect to the remaining shares 33% on December 31, 2002 and 33% on December 31, 2003 and, in the case of Mr. O'Donnell, will vest in increments of 1,050 shares each December 31st following the date of grant. Mr. Patti was awarded 2,205 shares of restricted stock (as adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003) on December 11, 2002 which vest in increments of 735 shares each December 31st following the date of grant. Dividends attributable to such shares are held in the trust fund of the RRP and are distributed as soon as it is administratively feasible. The dollar amounts shown in the table are based on the fair market value of a share of common stock on the date of grant. In the case of death, disability, or change in control while in service, all restricted stock awards become immediately vested.

<F3>  Includes benefits for Messrs. Dunham, O'Donnell, Patti, Burke and
      Kaminer as follows:

                                Year   Mr. Dunham   Mr. O'Donnell   Mr. Patti   Mr. Burke   Mr. Kaminer

401(k) Matching Contributions   2003     $ 7,683       $ 4,736        $1,475     $ 3,794      $ 3,095
ESOP Contributions              2003     $13,337       $13,337        $    -     $13,337      $13,337

<F4>  All figures for Mr. Patti for fiscal 2002 reflect those amounts paid for the portion of fiscal 2002 beginning on February 4, 2002, the date that he was first employed by Mystic Financial and Medford Co-operative Bank.

Report of the Compensation Committee

      The following Report of Mystic Financial's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

      Mystic Financial, Inc. was formed in 1997 for the purpose of becoming the holding company for Medford Co-operative Bank in a stock conversion that took effect in January 1998. For the fiscal year ended June 30, 2003, substantially all of the business of Mystic Financial was conducted through Medford Co-operative Bank. During such fiscal year, Mystic Financial's Chief Executive Officer ("CEO") and other executive officers served as the CEO and executive officers, respectively, of Medford Co-operative Bank and performed substantially all of their services in connection with the management and operation of Medford Co-operative Bank. As a result, all compensation of the CEO and all other executive officers for such period was paid by Medford Co-operative Bank and determined by the Board of Directors of Medford Co-operative Bank on the recommendation of its Compensation Committee.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of Mystic Financial (the "Compensation Committee") annually reviews and recommends changes to the compensation levels of the executive officers to the Board of Directors. The Compensation Committee continues to review the compensation program to better reflect Mystic Financial's public company status. It is intended that the executive compensation program will enable Mystic Financial and Medford Co-operative Bank to attract, develop and retain strong executive officers who are capable of maximizing Mystic Financial's performance for the benefit of its stockholders.

      It is Mystic Financial's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation, consisting of a base salary and discretionary bonus payments, participation in Medford Co-operative Bank's fringe benefit plans and participation in Mystic Financial's ESOP. These elements are intended to provide an overall compensation package that is commensurate with Mystic Financial's financial resources, that aligns the executives' financial interests with those of Mystic Financial's stockholders and that is responsive to the immediate and long-term needs of the executive officers and their families. The compensation practices of other community banks in the Boston and New England area are considered in establishing the overall level of compensation and the components of the compensation package; however, it has not been a goal or policy to set compensation at levels designed to achieve a predetermined percentile ranking among an identified group of peer institutions.

      The Board of Directors of Mystic Financial accepted without modification all of the Compensation Committee's recommendations on executive compensation. The Compensation Committee reviews salary and bonus levels annually in December. The composition of Medford Co-operative Bank's Compensation Committee is the same as that of Mystic Financial's Compensation Committee.

Base Salary and Bonus

      For the year ended June 30, 2003, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. The Compensation Committee has also utilized discretionary bonus payments to ensure that compensation levels remain competitive with those of similar institutions in Medford Co-operative Bank's market area and to reflect cost of living increases. Fringe benefit programs, consisting of life, disability and group health insurance coverages, are designed to provide for the health and welfare of the executives and their families as well as for their long-term financial needs. The determination of the CEO's compensation for the fiscal year ended June 30, 2003 was based on the same general principles applied to other executive officers.

      Mystic Financial currently uses stock-based compensation so that management's interests are aligned with stockholders' interests in the enhancement of stockholders' value. In this regard, Mystic Financial, with the approval of stockholders, implemented its 1999 Stock Option Plan and its 1999 Recognition and Retention Plan on March 24, 1999. In addition, all executive officers received an allocation under Mystic Financial's ESOP for the fiscal year ended June 30, 2003, except for Mr. Anthony J. Patti, who joined Mystic Financial and Medford Co-operative Bank in February 2002. Each executive officer has an individual account within the ESOP Trust, which is invested primarily in Mystic Financial common stock with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of Medford Co-operative Bank and Mystic Financial. These important stock-based incentive compensation plans assist Medford Co-operative Bank and Mystic Financial in attracting and retaining senior executive personnel of outstanding caliber who will contribute to Mystic Financial's success.

      In addition to the compensation paid to executive officers as described above, executive officers received certain benefits pursuant to the 401(k) Plan and the Pension Plan.

                                  Compensation Committee of Mystic
                                  Financial, Inc.

                                  John A. Hackett (Chairperson)
                                  John J. McGlynn
                                  Lorraine P. Silva

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Hackett (Chairperson), McGlynn and Ms. Silva. There are no other interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of Mystic Financial and corporations with respect to which such persons are affiliated, or otherwise.

Performance Graph

      The following graph compares Mystic Financial's total cumulative stockholder return from June 30, 1998 to June 30, 2003, to the total return for the Nasdaq National Market Composite Index and the total return for the Nasdaq Bank Stock Index, which is an index for publicly traded institutions that trade on Nasdaq.


                              6/98      6/99      6/00      6/01      6/02      6/03
                             ------    ------    ------    ------    ------    ------

Mystic Financial, Inc.       100.00     82.62     85.90    114.19    125.78    166.97
Nasdaq Stock Market (U.S.)   100.00    143.67    212.43    115.46     78.65     87.33
Nasdaq Bank Stock Index      100.00     98.77     80.98    112.34    125.92    127.79

Certain Employee Benefits and Employment Agreements

      Employment Agreements with Mystic Financial and Three Senior Executives. Mystic Financial originally entered into separate Employment Agreements with each of Messrs. Dunham, O'Donnell and Patti (the "Senior Executives"), effective as of June 1, 2001, June 1, 2001 and February 4, 2002, respectively. These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that Mystic Financial and Medford Co-operative Bank will be able to maintain a stable and competent senior executive management team. The continued success of Mystic Financial and Medford Co-operative Bank depends to a significant degree on the skills and competence of Messrs. Dunham, O'Donnell and Patti.

      Term. The Employment Agreements provide for a three-year term for Messrs. Dunham, O'Donnell and Patti. The Employment Agreements provide that, commencing on the agreement's first anniversary date and continuing on each anniversary date, the Board may, with the Senior Executive's concurrence, extend the Employment Agreement for an additional year, so that the remaining term will be three years, after the Board conducts a performance evaluation. The Employment Agreements for Messrs. Dunham, O'Donnell and Patti have been so extended by the Board and expire on May 31, 2006, May 31, 2006 and February 3, 2006, respectively.

      Salary and Benefits.  The Employment Agreements provide for:

*     Annual review of base salary;
* Entitlement to participation in pension, savings, incentive and welfare benefit plans; and
* Eligibility for fringe benefits applicable to executive personnel, such as fees for club and organization memberships.

      Termination and Benefits Payable upon Termination. Mystic Financial may terminate the Senior Executives at any time for cause, as defined in the Employment Agreements. In the event of the termination of the Senior Executive's employment with Mystic Financial and Medford Co-operative Bank for reasons other than for cause, or in the event of the Senior Executive's resignation from Mystic Financial and Medford Co-operative Bank for certain reasons specified in the Employment Agreements, the Senior Executive would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due to the Senior Executive for the remaining term of the Agreement. However, in the event a Senior Executive's employment terminates following a change in control of Mystic Financial, for purposes of computing the lump sum severance amount payable, the remaining term of each Executive's Employment Agreement will be deemed to be three years. The agreements also provide for Mystic Financial (or Medford Co-operative Bank, if applicable) to continue the Senior Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement or for three years following a change in control. The Employment Agreements also provide certain uninsured disability benefits. In general, for purposes of the Employment Agreements, the ESOP and any plans to be maintained by Mystic Financial or Medford Co-operative Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of Mystic Financial or Medford Co-operative Bank, upon stockholder approval of a merger or consolidation or a change of the majority of the Board of Directors of Mystic Financial or Medford Co-operative Bank, or liquidation or sale of substantially all the assets of Mystic Financial or Medford Co-operative Bank.

      Either Medford Co-operative Bank or Mystic Financial may make the payments due to the Senior Executives under the Employment Agreements, and these payments will not be duplicated; the Employment Agreements provide that Mystic Financial will guarantee that all payments due to the Senior Executives will be paid to them. The Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements.

      Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of Mystic Financial or

Medford Co-operative Bank may constitute an "excess parachute payment" under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to Mystic Financial and Medford Co-operative Bank. Mystic Financial's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes.

      Employment Agreements between Medford Co-operative Bank and Two Commercial Lending Officers. Medford Co-operative Bank entered into separate Employment Agreements with each of Thomas G. Burke and Robert S. Kaminer, who both currently serve Medford Co-operative Bank as Commercial Loan Officers ("Loan Officers"), effective as of January 8, 1998 and October 18, 2000, respectively. The purpose of these Employment Agreements is to secure the Loan Officers' continued availability and attention to Medford Co-operative Bank's affairs.

      Term. Both Agreements have three year terms that may be extended by Medford Co-operative Bank's Board of Directors, after a performance review of the Loan Officer, for an additional year. These Agreements have been extended and will expire on January 7, 2006 and October 18, 2005 for each of Messrs. Burke and Kaminer, respectively.

      Salary and Benefits.  The Employment Agreements provide for:

*     Annual review of base salary;
* Entitlement to participation in pension, savings, incentive and welfare benefit plans; and
*     Eligibility for fringe benefits applicable to executive personnel.

      Termination and Benefits Payable upon Termination. In the event that a Loan Officer's employment with Medford Co-operative Bank is terminated for reasons other than for cause, death or disability or in the event that the Loan Officer resigns from employment with Medford Co-operative Bank following a "change in control" (as defined above), the Loan Officer would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due for the remaining term of the Agreement, as severance pay. In the event that severance is payable to a Loan Officer due to his termination of employment following a change in control of Medford Co-operative Bank, for purpose of computing the lump sum severance amount payable, the remaining term of each Loan Officer's Employment Agreement will be deemed to be three years. The Agreements also provide for Medford Co-operative Bank to continue the Loan Officer's life, health and disability insurance coverages for the remaining term of the Employment Agreement, as an additional severance benefit. Payments under these Agreements together with other benefit payments following a "change in control" could result in "excess parachute payments" under Section 280G of the Code resulting in the imposition of 20% excise tax on the recipient and the denial of a deduction for such excess amounts to Medford Co-operative Bank. The Agreements do not provide a tax indemnity to the Loan Officers.

Benefits

      Employee Stock Ownership Plan and Trust. Mystic Financial has established, and Medford Co-operative Bank has adopted, an ESOP and related trust, effective as of January 8, 1998. Substantially all employees of Medford Co-operative Bank or Mystic Financial who have attained age 21 and have completed one year of service are eligible to become participants in the ESOP. The ESOP purchased 227,734 shares of the common stock issued by Mystic Financial in its conversion to stock form with funds borrowed from Mystic Financial. This loan is for a term of 10 years, bears interest at the rate of 8% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term. The loan also permits optional pre-payment. Mystic Financial and Medford Co-operative Bank may make additional annual contributions to the ESOP to the maximum extent deductible for federal income tax purposes.

      The ESOP Trust has pledged ESOP shares as collateral for the loan. The ESOP Trustee holds these shares in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. Mystic Financial will allocate the released shares among the accounts of participants on the basis of the participant's compensation for the year of allocation. As of June 30, 2003, 103,485 shares have been allocated to participant's ESOP accounts (as adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003).

      The Board of Directors has appointed the Compensation Committee to administer the ESOP and has appointed GreatBanc Trust Company as the ESOP's trustee. The Compensation Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares as long as such vote is in accordance with the provisions of ERISA.

      The ESOP may purchase additional shares of common stock in the future, and may do so either on a leveraged basis with borrowed funds or with cash dividends, periodic employer contributions or other cash flow.

      Pension Plan. The Pension Plan provides a benefit for all eligible Medford Co-operative Bank employees. The benefit is equal to (A) the participant's accrued benefit under the applicable Prior Plan determined as of December 31, 1988 plus (B) one percent (1%) of the participant's "Final Average Compensation" (defined to mean a participant's highest compensation averaged over three years) plus (C) one-half of one percent (.5%) of the participant's Final Average Compensation in excess of covered compensation multiplied by the participant's benefit service after December 31, 1988. Medford Co-operative Bank funds the Pension Plan on an actuarial basis and the trustee holds all assets in trust.

      The following table illustrates the annual benefit payable upon normal retirement at age 65 in the form of a single life annuity, with no offset for Social Security benefits, under the Pension Plan at various levels of compensation and years of service under the Plan:


                             Years of Service at Retirement
     Final Average    -------------------------------------------
     Compensation        10          15          20          25
     -------------    -------     -------     -------     -------

      $ 50,000        $ 7,500     $11,250     $15,000     $18,750
        75,000         11,250      16,875      22,500      28,125
       100,000         15,000      22,500      30,000      37,500
       125,000         18,750      28,125      37,500      46,875
       150,000         22,500      33,750      45,000      56,250
       175,000         26,250      39,375      52,500      65,625
       200,000(1)      30,000      45,000      60,000      75,000

-------------------
<F1>  These are hypothetical benefits based on the Pension Plan's normal retirement benefit formula. The benefits shown above do not reflect an offset for Social Security benefits and there are no other offsets. For the Pension Plan year ended December 31, 2002, the annual compensation for calculating benefits may not exceed $200,000 (as adjusted for subsequent years pursuant to Code provisions).

      The following table sets forth the years of credited service determined as of December 31, 2002, the end of the 2002 plan year, for Messrs. Dunham, O'Donnell, Patti, Burke and Kaminer. The accrued benefit of each Messrs. Dunham, O'Donnell, Patti, Burke and Kaminer under the Pension Plan is determined on the basis of each officer's "Years of Credited Service" shown below, and his "Final Average Compensation" (which includes salary and bonus), as defined above.


                                  Years of Credited Service
                                  -------------------------
                                     Years          Months
                                     -----          ------

                 Mr. Dunham           14             10
                 Mr. O'Donnell         6              3
                 Mr. Patti             1              4
                 Mr. Burke             7              7
                 Mr. Kaminer           4              7

      Stock Option Plan. Mystic Financial has a Stock Option Plan in effect which was approved by the stockholders at a Special Meeting on March 24, 1999. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Mystic Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Mystic Financial has reserved an aggregate of 270,223 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

      The following table summarizes the grants of options that were made to the named executive officers during fiscal 2003. The disclosure contained in the following table has been adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003.


                                 Option/SAR Grants in Fiscal Year 2003(1)
                                             Individual Grants
---------------------------------------------------------------------------------------------------------
                    Securities     Percent of
                    Underlying    Options/SARs    Exercise
                     Options/      Granted to      or Base                  Potential Realizable Value At
                       SARs       Employees in      Price                   Assumed Annual Rates of Stock
                      Granted      Fiscal Year     ($ Per     Expiration    Price Appreciation for Option
Name                    (#)            (%)         Share)        Date                    Term
-----------------   ----------    ------------    --------    ----------    -----------------------------
                                                                                5% ($)         10% ($)
                                                                               -------         -------

Ralph W. Dunham          -              -            -            -               -               -
John M. O'Donnell        -              -            -            -               -               -
Anthony J. Patti       1,575          17.2%       $16.5524    12/11/2012       $16,395         $41,549
Thomas G. Burke          -              -            -            -               -               -
Robert S. Kaminer        -              -            -            -               -               -

-------------------
<F1>  All options were granted on December 11, 2002, vest at a rate of 525 shares each December 31st following the date of grant and have been adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on June 30, 2003, the last trading day of the 2003 fiscal year, which was $20.95 per share. The disclosure contained in the following table has been adjusted to reflect the 5% stock dividend paid to stockholders of record on July 31, 2003.


                                            Fiscal Year End Options/SAR Values
--------------------------------------------------------------------------------------------------------------------------
                                                          Number of Securities Underlying    Value of Unexercised In-the-
                                                            Unexercised Options/SARs at      Money Options/SARs at Fiscal
                     Shares Acquired    Value Realized            Fiscal Year-End                      Year-end
                       on Exercise        on Exercise                   (#)                               ($)
       Name                (#)                ($)           Exercisable/Unexercisable(1)     Exercisable/Unexercisable (2)
-----------------    ---------------    --------------    -------------------------------    -----------------------------

Ralph W. Dunham               -                  -                  30,803/7,703                     291,452/72,884
John M. O'Donnell         1,050              5,318                   3,150/1,050                       29,805/9,935
Anthony J. Patti              -                  -                     525/1,050                        2,309/4,617
Thomas G. Burke           2,625             18,994                   1,575/1,050                       14,902/9,935
Robert S. Kaminer             -                  -                     3,360/840                       31,792/7,948

-------------------
<F1>  All options except for those granted to Mr. Patti were granted on
      March 24, 1999, and vest at the rate of 20% per year beginning on December 31, 1999. The options granted to Mr. Patti were granted on December 11, 2002 and vest at a rate of 525 shares each December 31st following the date of grant.
<F2>  Based on the closing price per share of common stock on June 30,
      2003, the last trading day before the fiscal year ended June 30, 2003, which was $20.95, minus the exercise price of the options.

      Recognition and Retention Plan. The RRP was adopted by the Board of Directors of Mystic Financial and approved by its stockholders at a Special Meeting held on March 24, 1999. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of Mystic Financial, Medford Co-operative Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. Mystic Financial pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, Mystic Financial has established a trust ("Trust") and has contributed $1,294,495 to the Trust in order to fund the purchase of 108,089 shares of common stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. The Trust completed the purchase of these shares in September, 1999. Shares of common stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers, executives and outside directors selected by the RRP Committee. All outstanding Restricted Stock Awards are subject to automatic full vesting on the date of the Award holder's death, disability or upon a change in control of Mystic Financial.

      Mystic Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

      Medford Co-operative Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Medford Co-operative Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, nor did they involve more than the normal risk of collectibility or present other unfavorable features. The outstanding principal balance of such loans to directors, executive officers and their associates totaled $4.1 million or 15.7% of Medford Co-operative Bank's total equity at June 30, 2003.

      Mystic Financial and Medford Co-operative Bank intend that all transactions in the future between Mystic Financial or Medford Co-operative Bank and their respective executive officers, directors, holders of 10% or more of the shares of any class of Mystic Financial common stock and affiliates thereof, will contain terms no less favorable to Mystic Financial and Medford Co-operative Bank than could have been obtained by them in arm's-length negotiations with unaffiliated persons and will be approved by the Audit Committee of Mystic Financial.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires Mystic Financial's executive officers and directors, and persons who own more than 10% of the common stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Mystic Financial with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Mystic Financial believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners for the fiscal year ended June 30, 2003 were complied with.

                          ADDITIONAL INFORMATION

Information About Stockholder Proposals

      If you wish to submit proposals to be included in our proxy statement for the 2004 Annual Meeting of Stockholders, we must receive them by May 21, 2004, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. [SECTION]240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under Mystic Financial's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2004 Annual Meeting):

* You must be a stockholder of record and have given timely notice in writing to the Secretary of Mystic Financial.

*     Your notice must contain specific information required in our Bylaws.

      If our Annual Meeting is held within 30 days prior to October 22, 2004, to be timely, the Secretary must receive your notice no later than August 24, 2004, as set forth more fully in our Bylaws. If our 2004 Annual Meeting is held on or after October 22, 2004, you must give timely notice ninety (90) days in advance of such meeting. If the annual meeting takes place at a time other than within the time periods stated above, you must give timely notice by the close of business on the tenth (10) day following the date on which notice of such meeting is first given to stockholders.

                                  By Order of the Board of Directors,

                                  /s/ John M. O'Donnell

                                  John M. O'Donnell
                                  Secretary

Medford, Massachusetts
September 12, 2003

===========================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================

                                                                 APPENDIX A

              AUDIT COMMITTEE CHARTER OF MYSTIC FINANCIAL, INC.

Objective
---------

      The objective of an Audit Committee ("Committee") is to assist the directors in fulfilling their fiduciary responsibilities. The Committee in this document refers to the Audit Committees of Mystic Financial, Inc. and Medford Co-operative Bank. Members of the Committee should evaluate both Mystic Financial, Inc. and Medford Co-operative Bank's compliance with laws, regulations, policies, plans, procedures, ethical standards and public responsibilities. The Committee should determine that Mystic Financial, Inc. and Medford Co-operative Bank have adequate administrative, operating and internal accounting controls. In addition, the Committee should seek to give assurance regarding the integrity of financial and other data based on Mystic Financial, Inc. and Medford Co-operative Bank activities. The Committee's main purpose is to oversee the accounting and financial reporting processes of Mystic Financial, Inc. and Medford Co-operative Bank and the audits of the financial statements of Mystic Financial, Inc. and Medford Co-operative Bank, including the qualifications and independence of the auditors.

Responsibilities and Authority
------------------------------

Responsibilities Relating to Retention of Public Accounting Firms and
---------------------------------------------------------------------
Relationship with Auditor
-------------------------

1. The Committee shall be directly responsible for appointing, compensating, overseeing, evaluating, and terminating the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work, subject to shareholder ratification. The accounting firm shall report directly to the Committee.

2. Preapproval of Services - The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Mystic Financial, Inc. by its independent auditor, subject to the deminimis exceptions for non-audit services described below which are approved by the Committee prior to completion of the audit.

      * Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

            - The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Mystic Financial, Inc. to its auditor during the fiscal year in which the services are provided;

            - Such services were not recognized by Mystic Financial, Inc. at the time of the engagement to be non-audit services; and

            - Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.

      * Delegation - The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove any activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

3. The Committee shall obtain a formal written statement concerning the independence of the independent auditor.

4. The Committee shall serve as the primary communication channel between the internal and external auditors and Board of Directors, and assure that the independent auditors have free access to the Committee, without the presence of management, to discuss the results of their audits.

5. The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

6. The Committee shall obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by: (i) the most recent internal quality-control review, (ii) the most recent peer review of the firm, or (iii) by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships, both direct and indirect, between the auditor and Mystic Financial, Inc. The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Chairman of the Committee shall present the conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

7. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

8. The Committee shall recommend to the Board policies for Mystic Financial, Inc.'s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of Mystic Financial, Inc.

9. The Committee shall monitor the accomplishments of audit goals and objectives, and evaluate management's response to audit findings and reports of examinations conducted by external auditors and regulatory authorities.

Financial Reporting and Disclosure Matters. The Committee, to the extent it deems necessary or appropriate shall:

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in Mystic Financial, Inc.'s Annual Report on Form 10-K.

2. Review and discuss with management and the independent auditor Mystic Financial, Inc.'s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Mystic Financial, Inc.'s financial statements, including any significant changes in Mystic Financial, Inc.'s selection or application of accounting principles, any major issues as to the adequacy of Mystic Financial, Inc.'s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss quarterly reports from the independent auditors on:

      *     All critical accounting policies and practices to be used;

      * All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

      * Other written material communications between the auditor and management.

5. Discuss with management Mystic Financial, Inc.'s earnings press releases, including the use of "pro forma" or "non-GAAP financial measures."

6. Assess the impact on Medford Co-operative Bank and Mystic Financial, Inc. of new accounting principles or policies, promulgated by the accounting profession or proposed by Medford Co-operative Bank and Mystic Financial, Inc. personnel.

7. Review published Medford Co-operative Bank and Mystic Financial, Inc. financial statements and the annual report for accuracy, timeliness and appropriate disclosure.

8. Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the financial statements.

9. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in Mystic Financial, Inc.'s annual proxy statement.

Internal Audit. The Committee shall:
---------------

1. Approve the selection and participate in the compensation and performance evaluation of the internal auditor. Evaluations should be based on audit reports submitted and on discussions with management and the external auditors.

2. Review the significant reports to management prepared by the internal auditing department and management's responses.

3. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

4.    Follow-up on corrective actions taken to strengthen internal control.

Oversight and Compliance.  The Committee shall:
-------------------------

1. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated, which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.

2. Coordinate the investigation of conflicts of interest and unethical conduct.

3. Obtain reports from management, Mystic Financial, Inc.'s senior internal auditing executive and the independent auditor that Mystic Financial, Inc. and Medford Co-operative Bank are in conformity with applicable legal requirements and the Code of Business Conduct and Ethics. Advise the Board with respect to Mystic Financial, Inc.'s policies and procedures regarding compliance with applicable laws and regulations and with Mystic Financial, Inc.'s Code of Business Conduct and Ethics.

4. Review and approve all related party transactions, i.e., transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

5. Establish procedures for the receipt, retention and treatment of complaints received by Mystic Financial, Inc. or Medford Co-operative Bank regarding accounting, internal accounting controls or auditing mailers, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6. Discuss with the legal counsel legal matters that may have a material impact on the financial statements or Mystic Financial, Inc.'s compliance policies.

7. Ascertain that appropriate policy and procedures manuals are in being, and in use.

8.    Ascertain the sufficiency of budget funds for the audit function.

9. Conduct an annual review of the Committee charter and recommending revision, as necessary.

10. The Committee shall also have the authority without the consent of management or the Board, at the Company's expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

The above responsibilities of the Committee will be discharged through review of audit reports and discussions with the internal and external auditor and Mystic Financial, Inc. and Medford Co-operative Bank management.

Committee Membership
--------------------

      The Committee shall consist of at least three directors elected annually by the Board of Directors, all of whom shall be "independent". An "independent" director is defined as an individual who (a) meets the Nasdaq Stock Market's definition of independent director; (b) meets the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (c) does not own or control 20% or more of Mystic Financial, Inc.'s voting stock (or such lower measurement as may be established by the SEC). Additionally, Committee members should have few or no ties to Mystic Financial, Inc. other than through their duties as Board members. In selecting the members of Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of the applicable federal banking regulators.

      Each Committee member must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Committee, with the assistance of the independent public auditors, shall develop and implement a skill enhancement plan and assess member contribution and performance.

      At least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC. Mystic Financial, Inc. must also certify that it has, and will continue to have, at least one member of the Committee, who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be designated by the full Board of Directors at each annual meeting of the Board on the recommendation of the Nominating/Corporate Governance Committee. The Committee shall designate one of its members to serve as Chairman of the Committee, and one member of the Committee to serve as Vice-Chairman of the Committee.

Committee Meetings
------------------

      The Committee shall meet at least quarterly, including an executive session with the internal and external auditor and otherwise as needed.
The Committee may request any officer or employee or Mystic Financial, Inc.'s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes should be prepared for each meeting.

Limitation of Audit Committee's Role
------------------------------------

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Mystic Financial, Inc.'s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

      Mystic Financial, Inc., and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of Mystic Financial, Inc. or Medford Co-operative Bank, which such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Mystic Financial, Inc.                                      REVOCABLE PROXY

       This Proxy is solicited on behalf of the Board of Directors of
                           Mystic Financial, Inc.
     for the Annual Meeting of Stockholders to be held on October 22, 2003.

      The undersigned stockholder of Mystic Financial, Inc. hereby appoints Julie Bernardin and John A. Hackett, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Mystic Financial, Inc. held of record by the undersigned on September 5, 2003, at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on October 22, 2003, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2003 Annual Meeting of Stockholders and Proxy Statement, dated September 12, 2003, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends      Please mark your vote as
 a vote "FOR" all of the nominees named in         indicated in this
Item 1 and a vote "FOR" the proposal in Item 2.    example              [X]

                                                   I will attend the
                                                   Annual Meeting       [ ]

1. Election of two Directors:                     FOR            WITHHOLD
Nominees: Ralph W. Dunham and John           All nominees        for all
J. McGlynn for terms of three years           (except as         nominees
each.                                          otherwise
                                              indicated)

                                                  [ ]              [ ]

2.  Ratification of the appointment of        FOR     AGAINST     ABSTAIN
Wolf & Company, P.C. as independent
auditors for the fiscal year ending           [ ]       [ ]         [ ]
June 30, 2004.

Instruction: TO WITHHOLD           The undersigned hereby acknowledges
AUTHORITY to vote for any          receipt of the Notice of the 2003 Annual
individual nominee, write          Meeting of Stockholders and the Proxy
that nominee's name in the         Statement, dated September 12, 2003
space provided:                    for the 2003 Annual Meeting.

___________________________        ________________________________________

                                   ________________________________________
                                   Signatures(s)

                                   Dated: ___________________________, 2003

                                   Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.